Exhibit 99.1

China Direct Industries, Inc. to Raise $4 Million in Registered Direct Offering

Company to use proceeds to accelerate growth in its magnesium distribution businesses in China and metal ore trading projects in Mexico and South America

DEERFIELD BEACH, FL--(December 31, 2010) -- China Direct Industries, Inc. ("China Direct Industries") (Nasdaq: CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it has entered into definitive agreements to sell 2,222,223 shares of its common stock and warrants to purchase up to 777,778 shares of its common stock to accredited investors. The purchase price per share of the common stock will be $1.80. The warrants will have an exercise price of $2.00 per share and will be exercisable starting six months from the closing date for a period ending on the fifth anniversary of the initial exercise date. Management intends to use the proceeds from this offering for general working capital purposes to forward its magnesium distribution businesses in China as well as its metal ore trading projects in Mexico and South America. The shares and warrants described above are offered by China Direct Industries pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on August 1, 2008.

Commenting on the offering, Dr. James Wang, Chairman and CEO of China Direct Industries, stated, "As our company moves into 2011 we believe we are poised to enter a significant recovery and growth phase in our Magnesium Segment.  We also anticipate that the efforts we have made in our metal ore trading and distribution business over the past year will begin to meaningfully contribute to our operations throughout the new calendar year.  This additional infusion of capital will enable us to be more aggressive in our growth plans which we believe will significantly enhance our performance over the course of fiscal 2011 and beyond.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM:RODM - News), acted as exclusive placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov.  Copies of the final prospectus supplement and accompanying prospectus relating to the offering also may be obtained from Rodman & Renshaw, LLC, 1251 Avenue of the Americas 20th Floor, New York, NY 10020 or by calling (212) 356-0549.

About China Direct Industries, Inc.

China Direct Industries, Inc. (Nasdaq: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our expectations about the closing of the offering described in this press release, our expectations regarding the growth of our Magnesium segment, the contributions to operations in our metal ore trading business and our performance in fiscal 2011 and beyond.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and our reports on Form 10-Q.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net